Exhibit 10.20

Form of

BANCTEC, INC.

2007 NON-EMPLOYEE DIRECTOR EQUITY PLAN

Stock Option Agreement

SECTION 1. GRANT OF OPTION.

(a)  Option.  BancTec, Inc. (the “Company”) hereby grants to                        (the “Optionee”) on                  , 2008 (the “Grant Date”) an Option to purchase at the Exercise Price a number of Shares, as set forth in Section 1(b) below. This Option is granted pursuant to the terms and conditions set forth in this agreement (the “Agreement”) and the 2007 Non-Employee Director Equity Plan (the “Plan”). This Option is granted under and subject to the terms of the Plan, which is incorporated herein by this reference. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

(b)  Terms.

(i)	Number of Shares Subject to Option:	[ ] shares of common stock, par value $.01 (“Shares”) of the Company.

(ii)	Exercise Price Per Share:	$[ ] (“Exercise Price”)

(iii)	Grant Date:	[ ]

(iv)	Vesting Schedule:

This Option shall vest with respect to one-half of the total number of Shares subject to this Option on the first anniversary of the Grant Date, and one-quarter on each of the second and third anniversaries of the Grant Date, provided the Optionee’s employment with the Company has not terminated prior to such date.

SECTION 2. RIGHT TO EXERCISE.

Subject to the conditions set forth in this Agreement, all or part of this Option may be exercised prior to its expiration to the extent the Shares subject to this Option are vested.

SECTION 3. TRANSFER OR ASSIGNMENT OF OPTION.

This Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) other than by will or the laws of descent and distribution and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a)  Notice of Exercise.  The Optionee or the Optionee’s representative may exercise this Option by giving written notice to the Company specifying the number of Shares for which it is being exercised and the form of payment. In the event that this Option is being exercised by the Optionee’s representative, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 hereof for an amount equal to shall mean the Exercise Price multiplied by the number of Shares (as set forth in the notice) with respect to which the Option is being exercised (the “Purchase Price”).

(b)  Issuance of Common Stock.  After receiving a proper notice of exercise, the Company shall cause to be issued the Shares as to which this Option has been exercised. Shares may be issued in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).

SECTION 5. PAYMENT FOR SHARES.

(a)  Generally.  All or part of the Purchase Price may be paid in cash, by check made payable to the Company or by a wire transfer to the Company of immediately available funds.

(b)  Alternative Methods of Payment.  At the sole discretion of the Committee, all or any part of the Purchase Price may be paid by one or more of the following methods:

(i)                                     Surrender of Stock.  By surrendering of Shares then owned by the Optionee satisfying such other requirements imposed by the Committee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of the applicable exercise of this Option.

(ii)                                  Broker Assisted Cashless Exercise.  By exercising pursuant to the Company’s approved broker assisted cashless exercise procedure.

Should the Committee exercise its discretion to permit the Optionee to exercise this Option in whole or in part in accordance with this Subsection (b) above, it shall have no obligation to permit such alternative exercise with respect to the remainder of this Option or with respect to any other Option to purchase Shares held by the Optionee.

SECTION 6. TERM AND EXPIRATION.

(a)  Basic Term.  Subject to earlier termination in accordance with subsection (b) below, the exercise period of this Option shall expire on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

(b)  Termination of Service.  If the Optionee’s employment terminates, then this Option shall expire on the earliest of the following occasions:

(i)                                     The Expiration Date; or

(ii)                                  Thirty (30) days after the termination of the Optionee’s employment for any reason (including Retirement, death or Disability).

The Optionee (or in the case of the Optionee’s death or Disability, the Optionee’s representative) may exercise all or part of this Option at any time before its expiration under the preceding sentence, but only to the extent that this Option had become exercisable for vested Shares on or before the date the Optionee’s Service terminates. When the Optionee’s Service terminates, this Option shall expire immediately with respect to the number of Shares for which this Option is not yet vested.

SECTION 7. MISCELLANEOUS PROVISIONS.

(a)  Rights as a Stockholder.  Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this Option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by (i) filing a notice of exercise, and (ii) paying the Purchase Price as provided in this Agreement.

(b)  Tenure.  Nothing in this Agreement or the Plan or any action by the Company or Board shall be held or construed to confer upon any person any right to continued service as a Non-Employee Director.

(c)  Notification.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(d)  Entire Agreement.  This Agreement and the Plan (as applicable) constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. In the event that the terms of this Agreement and the Plan are in conflict, the terms of the Plan shall govern.

(e)  Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)  Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(g)  Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to principles of conflict of law.

(Signature page follows.)

By signing your name below, you accept this Option and acknowledge and agree that this Option is granted under and governed by the terms and conditions of the BancTec, Inc. 2007 Non-Employee Director Equity Plan which is hereby made a part of this document and this Agreement.

OPTIONEE:	BANCTEC, INC.

Name:	Name: Title:

[Signature Page to BancTec Stock Option Agreement]